Exhibit 10.4
EXECUTION VERSION

STOCK PURCHASE AGREEMENT between AMROCK HOLDINGS INC. and AMROCK HOLDCO, LLC dated as of August 5, 2020

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7.5 Further Assurances	7
7.6 Governing Law	8
7.7 Jurisdiction	8
7.8 Severability	8
7.9 Enforcement	8
7.10 Counterparts; Facsimile Signatures	8
7.11 Expenses	8

ii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made effective as of August 5, 2020, by and between Amrock Holdings Inc., a Michigan corporation (“Seller”), and Amrock Holdco, LLC, a Michigan limited liability company (“Buyer”).

RECITALS

WHEREAS, the Board of Directors of Rocket Companies, Inc., a Delaware corporation (“RocketCo”) has determined to effect an underwritten initial public offering (the “IPO”) of RocketCo’s Class A Common Stock;
WHEREAS, in connection with the IPO, RocketCo, RKT Holdings, LLC, a Michigan limited liability company (“RKT Holdings”), Rock Holdings Inc., a Michigan corporation (“RHI”) and Daniel Gilbert (“Gilbert”) have entered into a Reorganization Agreement (the “Reorganization Agreement”), dated as of July 21, 2020;
WHEREAS, Seller is a subsidiary of RHI;
WHEREAS, Buyer is a subsidiary of RocketCo and RKT Holdings;
WHEREAS, Seller and Buyer are affiliates and each is controlled by Gilbert and RHI;
WHEREAS, in accordance with the Reorganization Agreement, Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, all of the issued and outstanding equity interests (the “ATIC Equity Interests”) of Amrock Title Insurance Company, a Texas corporation (“ATIC”), in exchange for 800,000 units (the “RKT Common Units”) of RKT Holdings and 800,000 shares of Class D common stock of RocketCo (the “RocketCo Class D Shares”), subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE 1
EQUITY INTERESTS
1.1Purchase and Sale of ATIC. On the terms and conditions of this Agreement, Buyer hereby agrees to purchase from Seller the ATIC Equity Interests in exchange for the RKT Common Units and the RocketCo Class D Shares (the “Purchase”).
1.2Closing. The closing of the purchase and sale of the Transferred Equity Interests pursuant to this Agreement (the “Closing”) shall be held or deemed to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 11101, at 10:00 a.m., local time, on the second Business Day following the date upon which all conditions set forth in Article 5 are satisfied or waived in writing, or at such other time and place upon which Seller and Buyer shall agree (the date on which the Closing occurs, the “Closing Date”).

1.3Transfer of Equity Interests. On the Closing Date, Buyer shall assign, convey, transfer and deliver to Seller the RKT Common Units and the RocketCo Class D Shares and Seller shall assign, convey, transfer and deliver to Buyer the ATIC Equity Interests.
1.4Intended Tax Treatment. The parties intend that the Purchase be treated as a tax-deferred contribution of the ATIC Equity Interests to RKT Holdings pursuant to Section 721 of the Internal Revenue Code of 1986, as amended. The parties shall file all tax returns consistent with such intended tax treatment.
ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
Seller represents and warrants to Buyer that the following are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date:
2.1Existence and Power. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan with the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.
2.2Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by Seller. This Agreement is a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general equitable principles.
2.3Authorization; No Violation. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby: (a) has been duly authorized by all necessary corporate action; (b) does not contravene the terms of Seller’s organizational documents or any amendments thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any lien under any obligation of Seller or any laws, regulations, orders or decrees applicable to Seller, other than violations, conflicts, breaches, contraventions or liens that would not, individually or in the aggregate, reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or the transactions contemplated hereby.
2.4Consents. No consent, approval or other authorization of or by any Governmental Authority or any other Person in respect of any legal requirement or contractual obligation of Seller is, or prior to the Closing will be, required in connection with the valid execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby, except the approval listed on Schedule 2.4 (the “Closing Regulatory Approval”) or any such other consent, approval or other authorization that, if not obtained, would not, individually or in the aggregate, reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or the transactions contemplated hereby.

2.5Title to the ATIC Equity Interests. Seller is the sole record and beneficial owner of the ATIC Equity Interests, which, at Closing shall be free and clear of all liens other than restrictions on the subsequent transfer imposed by state or federal securities laws and, upon delivery and payment for the ATIC Equity Interests at Closing, Seller will convey to Buyer good and valid title thereto, free and clear of all liens other than restrictions on the subsequent transfer imposed by state or federal securities laws.
2.6Investment Intent; Accredited Investor Status. Seller is acquiring and will acquire the RKT Common Units and RocketCo Class D Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Seller understands that the sale of the RKT Common Units and RocketCo Class D Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Seller’s investment intent and the accuracy of Seller’s representations as expressed herein. Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act. Seller also is “sophisticated” as contemplated by Regulation D
2.7Private Placement Matters.  Seller acknowledges that the offer and sale of the RKT Common Units and RocketCo Class D Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state or other applicable securities Laws.  Seller (a) acknowledges that it is acquiring the RKT Common Units and RocketCo Class D Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any person, (b) will not sell, transfer, or otherwise dispose of any of the RKT Common Units and RocketCo Class D Shares, except in compliance with the organization documents of RKT Holdings and RocketCo, the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the RKT Common Units and RocketCo Class D Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (e) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (f) (1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the RKT Common Units and RocketCo Class D Shares, (2) has had an opportunity to discuss with Buyer and its representatives the intended business and financial affairs of Buyer and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the RKT Common Units and RocketCo Class D Shares indefinitely and (ii) a total loss in respect of such investment.  Seller has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the RKT Common Units and RocketCo Class D Shares and to protect its own interest in connection with such investment.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller that the following are true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date:
3.1Existence and Power. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Michigan with the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.
3.2Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by Buyer. This Agreement is a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general equitable principles.
3.3Authorization; No Violation. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby: (a) has been duly authorized by all necessary company action; (b) does not contravene the terms of Buyer’s organizational documents or any amendments thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any lien under any obligation of Buyer or any laws, regulations, orders or decrees applicable to Buyer, other than violations, conflicts, breaches, contraventions or liens that would not, individually or in the aggregate, reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or the transactions contemplated hereby.
3.4Consents. No consent, approval or other authorization of or by any Governmental Authority or any other Person in respect of any legal requirement or contractual obligation of Buyer is, or prior to the Closing will be, required in connection with the valid execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby, except the Closing Regulatory Approval or any such other consent, approval or other authorization that, if not obtained, would not, individually or in the aggregate, reasonably be expected to materially adversely affect the validity or enforceability of this Agreement or the transactions contemplated hereby.
3.5Title to the RKT Common Units and RocketCo Class D Shares. As of the Closing Date, Buyer will be the sole record and beneficial owner of the RKT Common Units and RocketCo Class D Shares, which, at Closing shall be free and clear of all liens other than restrictions on the subsequent transfer imposed by state or federal securities laws or by the organizational documents of RKT Holdings or RocketCo and, upon receipt of the ATIC Equity Interests at Closing, Buyer will convey to Seller good and valid title thereto, free and clear of all liens other than restrictions on the subsequent transfer imposed by state or federal securities laws or by the organizational documents of RKT Holdings or RocketCo.

ARTICLE 4
COVENANTS
4.1Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.
4.2Conduct of Business. Seller covenants and agrees that, after the date hereof and prior to the Closing, unless Buyer shall otherwise approve (such approval not to be unreasonably withheld, conditioned or delayed), and except as otherwise expressly contemplated by this Agreement or as required by applicable law, the business of ATIC and its subsidiaries shall be conducted in the ordinary course of business.
ARTICLE 5
CONDITIONS
5.1Conditions to Obligations of Buyer and Seller. The obligation of Buyer and Seller to consummate the Purchase is conditioned upon the satisfaction at or prior to the Closing (or waiver by both Seller and Buyer, to the extent permitted by applicable law) of the following condition:

(a)The Closing Regulatory Approval shall have been duly obtained and shall be in full force.
5.2Additional Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Purchase are further conditioned upon satisfaction (or waiver by Buyer) at or prior to the Closing of the following condition:

(a)The representations and warranties made by Seller in Article 2 hereof shall be true and correct as of the Closing Date as if made on such Closing Date.
5.3Additional Conditions to Obligations of Seller. The obligation of Seller to consummate the Purchase are further conditioned upon satisfaction (or waiver by Seller) at or prior to the Closing of the following condition:

(a)The representations made by Buyer in Article 3 hereof shall be true and correct as of the Closing Date as if made on such Closing Date.
ARTICLE 6
TERMINATION
6.1Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:
(a)By the mutual consent of Buyer and Seller;

(b)By Buyer or Seller, in writing, if the Closing shall not have occurred on or before August 5, 2021; provided that, the right to terminate this Agreement pursuant to this clause shall not be available to a party whose failure to fulfill any material obligation of this Agreement or whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to the aforesaid date;
(c)By Buyer in writing, without liability, if Seller shall (i) fail to perform in any material respect the agreements contained herein required to be performed by Seller on or prior to the Closing Date, or (ii) materially breach any of the representations, warranties, agreements, or covenants of Seller contained herein, provided that such failure or breach is not cured within ten (10) days after such party has been notified of the other party’s intent to terminate this Agreement pursuant hereto;
(d)By Seller, in writing, without liability, if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties, agreements, or covenants of Buyer contained herein, provided that such failure or breach is not cured within ten (10) days after such party has been notified of the other party’s intent to terminate this Agreement pursuant hereto;
6.2Effect of Termination. Termination of this Agreement pursuant to this Article VI shall terminate all obligations of the parties hereunder.
ARTICLE 7
MISCELLANEOUS
7.1Certain Definitions. For purposes of this Agreement:
(a)“Agreed-Upon Venues” has the meaning set forth in Section 7.7.
(b)“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Detroit, Michigan are authorized or required by applicable law to close.
(c)“Governmental Authority” means any federal, state, local, tribal, provincial or foreign government or political subdivision thereof, or any legislative, judicial, administrative or regulatory agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction.
7.2Entire Agreement; Amendments. This Agreement may be modified, amended or waived only with the written approval of the parties hereto. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Agreement, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
7.3Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party or parties (which consent shall not be unreasonably refused or delayed), except that each party may assign any and all of its rights under this Agreement to one or more of its affiliates. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
7.4Notices, etc. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:
if to Seller:
Amrock Holdings Inc.
c/o Rock Holdings Inc.
1090 Woodward Avenue
Detroit, MI 48226
Attention: William Emerson
E-mail: WilliamEmerson@QuickenLoans.com

if to Buyer, to:

Amrock Holdco, LLC
c/o RKT Holdings, LLC
1050 Woodward Avenue
Detroit, MI 48226
Attention: Jeffrey Eisenshtadt
E-mail: Jeff@Amrock.com
7.5Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

7.6Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
7.7Jurisdiction. The exclusive venues for all disputes arising out of this Agreement shall be the United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne County, Michigan (the “Agreed-Upon Venues”), and no other venues.  The parties stipulate that the Agreement is an arms-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled.  The parties agree to consent to the dismissal of any action arising out of this Agreement that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.4 shall be deemed effective service of process on such party.
7.8Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
7.9Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right, without posting a bond, to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.
7.10Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).
7.11Expenses. All costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

The foregoing Agreement is hereby executed effective as of the date first above written.

SELLER:

AMROCK HOLDINGS INC.

By: /s/ Bill Emerson
                    Name: Bill Emerson
                    Title: Chief Executive Officer, President, Treasurer,
                         Secretary

BUYER:

AMROCK HOLDCO, LLC

By: /s/ Jeffrey Eisenshtadt
                    Name: Jeffrey Eisenshtadt
                    Title: Chief Executive Officer, President, Treasurer,
                         Secretary

[Signature Page to Stock Purchase Agreement]

Schedule 2.4

Required Closing Approvals

1.Approval of an exemption from change of control approval by the Texas Department of Insurance, or if required, approval of a change of control application by the Texas Department of Insurance and all states in which Amrock Title Insurance Company is currently licensed